UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018 (August 24, 2018)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Non-Renewal of a Material Definitive Agreement.

On May 1, 2016 Synacor, Inc. (“Synacor”) entered into a Portal and Advertising Services Agreement (as amended, the “Agreement”) with AT&T Services, Inc. (“AT&T”) that would automatically renew at the end of the initial term on March 28, 2019 unless AT&T were to provide a notice of non-renewal at least 180 days prior to that date. On August 24, 2018 AT&T delivered notice to Synacor to prevent automatic renewal of the Agreement.

AT&T has requested that Synacor meet to discuss renewal negotiations. If the parties agree on revised terms and conditions, such agreed upon terms and conditions would be embodied in a new definitive agreement, under which Synacor would continue to provide the portal and advertising services after the expiration of the current Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC.

Date: August 30, 2018	By:	/s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Secretary